EXHIBIT 32.2

SECTION 906 CERTIFICATION
CERTIFICATION REQUIRED BY
18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the 2024 annual report of Innovative Designs, Inc. (the “Company”) on Form 10-K for the annual period ended October 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2025	by:	/s/ Joseph Riccelli Jr
Joseph Riccelli Jr.
Chief Financial Officer, Principal Accounting Officer and Director